UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 26, 2009

(Date of earliest event reported)

BLACK TUSK MINERALS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street, Vancouver, B.C. Canada V6P 5T2

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (778) 999-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) amends Items 1.01, 2.03 and 3.02 of the Current Report filed on Form 8-K by Black Tusk Minerals Inc. (the “Company”) on July 14, 2009 (the “Original Form 8-K”). This Form 8-K/A does not amend or modify Item 8.01 of the Original Form 8-K. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Original Form 8-K

Item 1.01 Entry into a Material Definitive Agreement

The Original Form 8-K stated that, on or about June 26, 2009,.Convertible Notes and Warrants were issued to certain investors pursuant to the Note and Warrant Offering. In addition to the investors listed in the Original Form 8-K, on or about June 26, 2009 and pursuant to the Note and Warrant Offering, the Company also issued a 10% convertible note in the principal amount of $16,000 and warrants exercisable to acquire 80,000 shares of common stock of the Company to Raymond Lim. The convertible note issued to Raymond Lim is due and payable on December 31, 2009, otherwise the terms and conditions of the convertible note and warrants issued to Raymond Lim are identical to those disclosed in the Original Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 2.03 of the Original Form 8-K is amended by incorporating by reference the information set forth in Item 1.01 of this Form 8-K/A in addition to the information set forth in Item 1.01 of the Original Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The table set forth in Item 3.02 of the Original 8-K is amended by the inclusion of the following information:

Name	Note Amount	Note Due Date	Number of Warrants
Raymond Lim	$16,000	December 31, 2009	80,000

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK TUSK MINERAL INC. (Registrant)

Dated: August 28, 2009	By: /s/ Gavin Roy Gavin Roy President and Dirctor